UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2009 (December 19, 2009)
Date of Report (Date of earliest event reported)

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(949) 305-5290
Registrant’s telephone number, including area code

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of Director

The registrant’s Board of Directors appointed Dwayne Yaretz as a member of the Board of Directors, effective as of Mr. Yaretz’s acceptance of the directorship, which occurred on December 19, 2009.

There are no family relationships among any of our officers or directors.  Mr. Yaretz has not been named to any committee of the board of directors.  We do not have any compensation agreements with Mr. Yaretz at this time.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Yaretz had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Yaretz is a party or in which Mr. Yaretz participates that is entered into or material amendment in connection with our appointment of Mr. Yaretz, or any grant or award to Mr. Yaretz or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Yaretz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC.
(Registrant)

Date: December 22, 2009	/s/ Daniel Ash
Name: Daniel Ash
Title: Chief Executive Officer

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